Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF SOUTH CAROLINA

GREENVILLE DIVISION

In re SCANSOURCE, INC. DERIVATIVE LITIGATION This Document Related To: All Actions	LEAD CASE NO. 6:06-3312-HFF

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement is made and entered into as of this 15 day of April, 2009, subject to the approval of the Court, by and among (i) plaintiffs Mark Wenham and Archie L. Kinsel, who have brought suit derivatively for and on behalf of Nominal Defendant ScanSource, Inc. (“ScanSource” or the “Company”), (ii) Individual Defendants Steven H. Owings, Michael L. Baur, Jeffrey A. Bryson, Robert S. McLain, Jr., Steven R. Fischer, James G. Foody, John P. Reilly, Richard P. Cleys and Michael J. Grainger and (iii) Nominal Defendant ScanSource.

I. DEFINITIONS

As used in this Stipulation, the following terms shall have the meanings specified below:

1.1 “Board” means the Board of Directors of ScanSource.

1.2 “Complaints” means the complaints filed in the Derivative Action.

1.3 “Court” means the United States District Court for the District of South Carolina.

1.4 “Defendants” means the Individual Defendants and the Nominal Defendant, collectively.

1.5 “Defendants’ Counsel” means all counsel for the Individual Defendants and the Nominal Defendant, collectively.

1.6 “Derivative Action” means the consolidated derivative action captioned In re ScanSource, Inc. Derivative Litigation, Lead Case No. 6:06-3312-HFF.

1.7 “Effective Date” means the date when all of the following have been completed: (a) conclusion by Plaintiffs and their counsel after completion of reasonable discovery, done in accordance with an appropriate confidentiality stipulation which is satisfactory to Plaintiffs’ and Defendants’ counsel, that the proposed Settlement is fair and reasonable; (b) approval, ratification and adoption by ScanSource’s Board of Directors of the Stipulation before the Court has preliminarily approved the Settlement; (c) the entry of judgment by the Court in the Derivative Action approving the Settlement and dismissing with prejudice the Derivative Action without awarding costs to any party, except as provided herein. The judgment referred to in subparagraph (c) above shall have become final and no longer subject to review, either by the expiration of the time for appeals therefrom with no appeals having been taken or, if an appeal is taken and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of the Stipulation.

1.8 “Final” means no longer subject to review upon appeal or review in connection with a Petition for Writ of Certiorari or other similar writ, whether by exhaustion of any possible appeal, lapse of time or otherwise.

1.9 “Individual Defendants” means Steven H. Owings, Michael L. Baur, Jeffrey A. Bryson, Robert S. McLain, Jr., Steven R. Fischer, James G. Foody, John P. Reilly, Richard P. Cleys and Michael J. Grainger.

1.10 “Kinsel” means the plaintiff in the Kinsel Action, Archie L. Kinsel

1.11 “Kinsel Action” means the derivative action captioned Kinsel v. Owings, et al., Case No. 6:07-0975-HFF, which was filed in the Court on April 11, 2007.

1.12 “MOU” means the Memorandum of Understanding entered into by the Parties in the Derivative Action on or about March 26, 2009 outlining the terms agreed upon by the Parties therein for the settlement of the Derivative Action.

1.13 “Nominal Defendant” means ScanSource, Inc.

1.14 “Notice” means the Notice of Pendency and Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear.

1.15 “Order and Final Judgment” means an order and final judgment approving the Settlement.

1.16 “Parties” means the Plaintiffs, the Individual Defendants and the Nominal Defendant.

1.17 “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative or assign of any of the foregoing.

1.18 “Plaintiffs” means Mark Wenham and Archie L. Kinsel, collectively.

1.19 “Plaintiffs’ Co-Lead Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and Whetstone, Myers, Perkins & Young, LLC, collectively.

1.20 “Preliminary Order” means an order preliminarily approving the Stipulation and the form of Notice.

1.21 “Related Persons” means, with respect to any Person, such Person’s present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, general partners, limited partners, affiliates, divisions, joint ventures, partnerships, officers, directors, employees, agents, representatives, attorneys, insurers, excess insurers, experts, advisors, investment advisors, underwriters, fiduciaries, trustees, auditors, accountants, representatives, spouses and immediate family members, and the predecessors, heirs, legatees, successors, assigns, agents, executors, devisees, personal representatives, attorneys, advisors and administrators of any of them, and the predecessors, successors, and assigns of each of the foregoing, and any other Person in which any such Person has or had a controlling interest or which is or was related to or affiliated with such Person, and any trust of which such Person is the settler or which is for the benefit of such Person or member(s) of his or her family.

1.22 “Released Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether known or unknown or suspected to exist, and whether based on federal, state, local, statutory, or common, foreign or international law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been, could have been, or in the future could or might be asserted in the Derivative Action or in any court on behalf of ScanSource or directly on behalf of ScanSource shareholders against the Individual Defendants or Nominal Defendant ScanSource, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, agents, advisors or consultants (including, without limitation, any of their present or former officers, directors, the Board and any Committees of the Board, employees, agents, consultants, attorneys, insurers, stockholders, financial advisors, accountants, commercial bank lenders, investment bankers, representatives, affiliates, associates, parents, subsidiaries, general and limited partners and partnerships, heirs, executors, administrators, successors and assigns in the Derivative Action), which arise out of or relate in any way to the allegations, transactions, acts, facts, matters or occurrences, representations or omissions described, set forth, or referred to in the Complaints in the Derivative Action or any amendment thereof, including but not limited to claims related to options backdating or any other options dating practice, procedure or policy, and claims for breach of fiduciary duty, insider trading, misappropriation of information, failure to disclose, abuse of control, breach of ScanSource’s policies or procedures, unjust enrichment, misrepresentation, fraud, violations of law, money damages, or other relief.

1.23 “Released Parties” means the Defendants and their Related Persons.

1.24 “SEC” means the Securities and Exchange Commission.

1.25 “Settlement” means the settlement and compromise of the Derivative Action as provided for herein.

1.26 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness and reasonableness of the Settlement, and whether the application of Plaintiffs’ Co-Lead Counsel for the Fees and Expenses award should be approved.

1.27 “Special Committee” means the special committee of the Board of Directors appointed to conduct an investigation relating to ScanSource’s historical stock option grant practice and related accounting issues.

1.28 “Stipulation” means this Stipulation of Settlement

1.29 “Wenham” means the plaintiff in the Wenham Action, Mark Wenham.

1.30 “Wenham Action” means the derivative action captioned Wenham v. Owings, et al., Case No. 6:06-3312-HFF, which was filed in the Court on November 21, 2006.

II. FACTUAL AND PROCEDURAL HISTORY

2.1 Following media reports, ScanSource announced on October 9, 2006 that it was undertaking a review of its historical stock option grant practice and related accounting issues from 1994 to the present and that its Board of Directors had appointed a Special Committee, consisting entirely of independent directors, to do so.

2.2 On November 21, 2006, Plaintiff Wenham, by and through his counsel Barroway Topaz Kessler Meltzer & Check, LLP, commenced a derivative action captioned Wenham v. Owings, et al., Case No. 6:06-3312-HFF in the United States District Court for the District of South Carolina.

2.3 The Wenham Action was brought by a shareholder of ScanSource on behalf of Nominal Defendant ScanSource and alleged that, from 1996 to 2001 (the “Relevant Period”), in breach of their fiduciary duties, the Individual Defendants caused ScanSource to backdate certain stock option grants to its officers and directors to coincide with historically low closing prices of ScanSource’s common stock.

2.4 On January 19, 2007, ScanSource announced the results of the Special Committee’s investigation and disclosed that the measurement dates for certain stock options differed from the recorded grant dates for such awards. The Company further stated that certain grant dates during the Relevant Period “probably were selected with the benefit of hindsight.” The Special Committee did not conclude that current senior management, the former CEO, or the members of the Compensation Committee engaged in intentional misconduct. The Company also noted that it was reviewing the accounting issues raised by the Special Committee’s findings and may record additional non-cash stock based compensation charges related to certain of the prior stock option grants.

2.5 The Special Committee recommended certain remedial measures to address the issues that it identified, which the Company has implemented.

2.6 Thereafter, Plaintiffs’ Co-Lead Counsel and counsel for ScanSource began discussions concerning the Special Committee findings, the extent of recommended remediation, and a possible resolution of the action.

2.7 On March 19, 2007, Plaintiff Wenham filed an Amended Shareholder Derivative Complaint (the “Amended Complaint”) in the Wenham Action.

2.8 By order dated April 2, 2007, the Court appointed Wenham as Lead Plaintiff and his counsel as Co-Lead Counsel. The Court’s April 2, 2007 Order also stated that all later-filed derivative actions which arose out of or related to the same facts alleged in the Wenham Action would be consolidated with the Wenham Action.

2.9 On April 11, 2007, Plaintiff Kinsel commenced a derivative action captioned Kinsel v. Owings, et al., Case No. 6:07-0975-HFF in the United States District Court for the District of South Carolina, alleging similar misconduct to that alleged in the Wenham Action by the same Individual Defendants.1

2.10 On May 4, 2007, Plaintiff Kinsel filed a motion to consolidate the Kinsel Action with the Wenham Action and appoint Kinsel’s counsel as Co-Lead Counsel along with Wenham’s counsel, which motion was denied by the Court on March 25, 2008.

2.11 On June 18, 2007, ScanSource filed with the SEC a Form 10-K/A which reported that the Company had determined that the aggregate non-cash compensation charges total $5.3 million for periods from fiscal year 1995 to fiscal year 2006. In addition to the $5.3 million of

[1]

The Kinsel Action named Richard P. Cleys (“Cleys”) and Michael J. Grainger (“Grainger”) as additional individual defendants (included as Individual Defendants herein). By order dated May 30, 2008, upon the consent of the parties, Cleys and Grainger were dismissed as defendants in the Derivative Action.

non-cash compensation, there was an additional expense associated with payroll taxes of $1.6 million related to exercises of stock options for the same period. The Company recognized an income tax benefit of $1.7 million, resulting in an after-tax adjustment to net income over that period of $5.3 million.

2.12 Throughout the remainder of 2007, Plaintiffs’ Co-Lead Counsel continued discussions with ScanSource’s counsel concerning a possible resolution of the action. Notwithstanding counsel’s efforts, they could not reach a negotiated resolution of the action.

2.13 On January 24, 2008, ScanSource received written notice from the SEC that the previously announced SEC investigation concerning the Company’s historical stock option grant practices had been completed and would be terminated with no enforcement action.

2.14 On March 10, 2008, ScanSource and the Individual Defendants filed motions seeking to dismiss the Amended Complaint in the Wenham Action (the “Motions to Dismiss”) for, among other reasons, Wenham’s failure to make a pre-suit demand upon the Board and failure to state a claim upon which relief could be granted. On April 8, 2008, Wenham filed his oppositions to Defendants’ Motions to Dismiss and Defendants filed their replies on May 8, 2008.

2.15 By order dated January 26, 2009, the Court denied ScanSource’s Motion to Dismiss, finding that any pre-suit demand upon the ScanSource Board would have been futile and was thus excused. Also by order dated January 26, 2009, the Court granted in part and denied in part the Individual Defendants’ Motion to Dismiss.

2.16 By separate order dated January 26, 2009, the Court formally consolidated the Wenham and Kinsel Actions and reaffirmed the appointment of Wenham’s counsel as Co-Lead Counsel.

2.17 Following the Court’s January 26, 2009 orders, the Parties resumed settlement discussions.

2.18 On February 9, 2009, ScanSource filed a motion for reconsideration and, in the alternative, for interlocutory review of the January 26, 2009 orders and the Individual Defendants filed a motion for reconsideration of the January 26, 2009 orders.

2.19 ScanSource has produced certain non-public documents to Plaintiffs’ Co-Lead Counsel relating to the stock option granting practices of ScanSource during the Relevant Period.

2.20 Plaintiffs’ Co-Lead Counsel conferred with counsel for ScanSource on multiple occasions to discuss possible additional remedial measures beyond those recommended by the Special Committee.

2.21 ScanSource, the Individual Defendants and Plaintiffs, by and through their undersigned attorneys, have engaged in good faith, arms-length, and lengthy discussions with regard to the settlement of the Derivative Action.

2.22 Following negotiations between Plaintiffs, the Individual Defendants and the Nominal Defendant, the Parties reached an agreement in principle providing for the Settlement on the terms and conditions set forth below, and the Parties believe that the Settlement is in the best interests of ScanSource and ScanSource’s shareholders.

2.23 On March 24, 2009, Plaintiffs, the Individual Defendants and the Nominal Defendant entered into the MOU, pursuant to which the Parties in the Derivative Action agreed to enter into the Settlement outlined in this Stipulation.

2.24 Defendants do not admit and expressly deny all of Plaintiffs’ claims in the Derivative Action.

2.25 Plaintiffs have asserted in good faith the claims in the Derivative Action and believe that such claims have substantial merit.

2.26 Plaintiffs acknowledge and agree that the execution of the Stipulation by the Defendants is not an admission on the part of any of the Defendants that they have in any way committed or attempted to commit any alleged violation of law or breach of fiduciary duty, including a breach of any duty to ScanSource or its shareholders, or otherwise acted in any improper manner.

2.27 Both Plaintiffs and ScanSource believe that the proposed Settlement is in the best interests of ScanSource and ScanSource’s shareholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the Parties herein, and subject to the approval of the Court pursuant to FED. R. CIV. P. 23.1, that all Released Claims shall be and hereby are compromised, settled, discontinued and dismissed with prejudice and without costs (except as defined herein) as to all Defendants upon the following terms and conditions.

III. SETTLEMENT OF THE DERIVATIVE ACTION

3.1 Principal Terms of Settlement.

a. Defendants acknowledge that the filing and prosecution of the Derivative Action was a material factor in the adoption of remedial measures and the financial remediation obtained as set forth in this Section 3.1 and in Exhibit A attached hereto and that these measures and financial remediation are substantial benefits to the Company. The Company shall maintain the terms outlined in Exhibit A for at least three (3) years. To the extent that any of the terms set forth in Exhibit A, Sections A.4, A.8, and B, may in the future come into conflict with any applicable state or federal statutes, rules, regulations or case law, then such applicable statutes, rules, regulations or case law will control, and ScanSource may modify such terms as necessary to comply with such applicable law(s). Such determination shall be made by a majority of the independent members of the Board and shall be disclosed to shareholders in a Form 8-K or by publication on the Company’s website no less than ten (10) business days before the effective date of such modification. With respect to Exhibit A, Sections A.1-3, A.5-7, A.9, C, D, and E, the Parties acknowledge and agree that ScanSource must have the flexibility to review and modify such policies and procedures in response to, among other things and without limitation, technological advancements, changes in governance practices and business needs and changes in accounting, legal, regulatory and other applicable rules, regulations and guidelines. Any determination to modify such policies and procedures shall be made by a majority of the independent members of the Board, shall be documented in the minutes of the Board, and shall be communicated in detail to the Court and Plaintiffs’ Co-Lead Counsel at least ten (10) business days before implementation.

b. The Company represents that certain of its current and former Section 16 officers and directors have paid to the Company, with respect to options for which the Company had adjusted the measurement date as a result of the Special Committee’s findings and subsequent analysis, an amount equal to the difference between the exercise price paid upon the exercise of the option and the market price of the shares on the new measurement date, and agreed to increase the exercise price of each option they had not yet exercised to the market price of the shares on the new measurement date. Specifically, the following individuals have made remediation payments to ScanSource: Owings: $260,167.09; Baur: $202,805.59; Bryson:

$273,966.12; Foody: $6,850; and Fischer: $6,850. Owings and Baur agreed to reprice certain mispriced stock options for which the Company had adjusted the measurement date, which returned $303,495.42 and $626,414.42, respectively, in value to the Company. In addition, Owings and Baur have made payments to ScanSource of $131,458.93 and $238,225.90, respectively, to reimburse the Company for amounts ScanSource owed to the Internal Revenue Service with respect to amounts required to be withheld due to the reclassification of some incentive stock options as non-qualified stock options. Bryson also forfeited 1,067 outstanding stock options.

3.2 Reliance Upon Own Knowledge. Plaintiffs expressly represent and warrant that, in entering into the Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Plaintiffs’ Co-Lead Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Defendants or their Related Persons not expressly contained in the Stipulation.

3.3 Defendants’ Denial of Liability. Defendants have denied and continue to deny all of the claims in the Derivative Action, and have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner. Defendants are entering into the Stipulation because the Settlement would eliminate the expenses, burdens and risks associated with further litigation of the Derivative Action, and because Defendants therefore believe the Settlement is in the best interests of ScanSource and its shareholders.

3.4 Notice. Defendants shall be responsible for publishing in Investors Business Daily the Court-approved notice substantially in the form of the Notice in Exhibit B, which also shall be attached on a Current Report on Form 8-K filed with the SEC, and also shall be responsible for the cost and administration of any other Court-directed notice to be made.

3.5 Attorneys’ Fees and Expenses. Subject to Court approval, the Company’s insurers or its successors in interest shall pay, on behalf of and for the benefit of the Defendants, to Plaintiffs’ counsel attorneys’ fees and expenses in the amount of $1,300,000 (the “Fees and Expenses”). The Fees and Expenses shall be paid to Barroway Topaz Kessler Meltzer & Check, LLP, as receiving agent for Plaintiffs’ counsel, within ten (10) business days after the date on which the Court enters the Order and Final Judgment. Plaintiffs’ counsel shall reimburse the Company and/or its insurers if any such amount is reduced or modified on appeal or the Settlement is reversed on appeal. Except as expressly provided herein, Plaintiffs and Plaintiffs’ counsel shall bear their own fees, costs and expenses and no Defendant shall assert any claim for expenses, costs and fees against any Plaintiff.

3.6 Releases. Upon the Effective Date, Plaintiffs, individually and derivatively on behalf of ScanSource and in any representative capacity on behalf of all other ScanSource shareholders, will release all Released Claims against the Released Parties. Plaintiffs will also release all claims against Defendants’ Counsel related to the defense of the Derivative Action. The Defendants shall also release any claims they may have against Plaintiffs and Plaintiffs’ Co-Lead Counsel related to their bringing and prosecuting the Derivative Action.

IV. PRELIMINARY ORDER AND SETTLEMENT HEARING

4.1 Application for Preliminary Order. The Parties shall jointly submit the Stipulation together with its related documents to the Court, and the Parties shall apply for the Preliminary Order by filing proper notice and supporting papers with the Court:

(a) Approving the form of the Notice substantially in the form of such submitted contemporaneously herewith;

(b) Setting forth the method for providing Notice to ScanSource shareholders of the Settlement and Settlement Hearing;

(c) Finding that the methods of providing Notice set forth in the Preliminary Order constitute the best Notice practicable under the circumstances and meet all requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; and

(d) Setting a date for the Settlement Hearing to determine whether the Settlement should be approved as reasonable, adequate and in the best interests of ScanSource and its shareholders.

V. EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

5.1 This Settlement shall become effective on the Effective Date.

5.2 If the conditions identified in paragraph 1.7 fail to occur, then any of Parties may terminate the Stipulation and withdraw from the Settlement by providing written notice of such action to undersigned counsel for all of the Parties within thirty (30) days after the failure of such condition. In the event that the Settlement is not approved or is terminated, the Settlement and any actions taken in connection therewith shall be vacated and terminated and shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (i) shall be without prejudice to the rights of any Party hereto; (ii) shall not be deemed to be or construed as evidence of, or an admission by any Party of, any fact, matter, or thing; and (iii) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Derivative Action or any other action or proceeding. The Parties to the Stipulation shall be deemed to have reverted to their respective status in the Derivative Action as of the date and time immediately prior to the execution of the Stipulation, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

5.3 Standstill Agreement. Pending entry of the Order and Final Judgment based on the Settlement provided for in the Stipulation, Plaintiffs, derivatively and/or in their status as stockholders of the Company, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against ScanSource or any Individual Defendant, that have been or could have been asserted, or that arise out of or relate in any way to any of the transactions or events described in the Complaints in the Derivative Action. Plaintiffs also agree not to oppose any motions to dismiss any other proceedings to the extent any claims that are the subject of this release and dismissal contemplated by the Stipulation are asserted or continue to be asserted in any court prior to or after the entry of a judgment based on the Settlement in the Derivative Action.

VI. MISCELLANEOUS PROVISIONS

6.1 Cooperation of the Parties. The Parties (a) acknowledge that it is their intent to consummate this Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of the Stipulation. The Parties will seek the Court’s approval of the Preliminary Order and, when appropriate, the Order and Final Judgment.

6.2 Acknowledgment of Adequate Consideration. The Parties acknowledge, represent and warrant to each other that the terms of the Settlement are such that each of the Parties is to receive adequate consideration for the consideration given.

6.3 No Admissions. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of the validity or lack of validity of any Released Claims, or any wrongdoing or liability of the Parties or any of their Related Persons; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Parties or any of their Related Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the Stipulation. Notwithstanding the foregoing, the Parties may file the Stipulation or any judgment or order of the Court related hereto in any action that may be brought against them in order to support a defense or a counterclaim based on res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

6.4 Confidentiality Agreements. All agreements made during the course of the negotiations relating to the confidentiality of information shall survive the Stipulation and the Settlement.

6.5 Costs. Except as otherwise expressly provided herein, the Parties shall bear their own costs.

6.6 Entire Agreement. The Stipulation and all documents executed pursuant hereto constitute the entire agreement between the Parties with respect to the Settlement of the

Derivative Action and supersede any and all prior negotiations, discussions, agreements or undertakings, whether oral or written, with respect to the Settlement of the Derivative Action.

6.7 Counterparts. The Stipulation may be executed in one or more counterparts and all such counterparts together shall be deemed to be one and the same instrument.

6.8 Binding Effect. The Stipulation shall be binding upon, and inure to the benefit of all Parties. The Stipulation is not intended, and shall not be construed, to create rights in or confer benefits on any other Persons, and there shall not be any third party beneficiaries hereto except as expressly provided hereby with respect to such aforementioned Persons who are not Parties hereto.

6.9 Judicial Enforcement. The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation and the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the terms of the Stipulation and Settlement.

6.10 Choice of Law. The Stipulation shall be governed by the substantive laws of the State of South Carolina.

6.11 Warrant of Authority. Each counsel or person executing the Stipulation or any of the related documents on behalf of any Party hereto hereby warrants that such Person has the full authority to do so.

6.12 Waiver of Breach. The Parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one Party of any breach of the

Stipulation by another Party shall not be deemed a waiver of any other prior or subsequent breach of the Stipulation.

6.13 Fair Construction. The Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties. The Stipulation is the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of the Stipulation.

6.14 No Assignment of Claims. Plaintiffs hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.

6.15 Facsimile and Scanned Signatures. Any signature to the Stipulation, to the extent signed and delivered by means of a facsimile machine or electronically scanned and sent via email, shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party to the Stipulation, any other Party to the Stipulation so executing and delivering this document by means of a facsimile machine or via email shall reexecute original forms thereof and deliver them to the requesting Party. No Party to the Stipulation shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or the enforceability of the Stipulation and each such Person forever waives any such defense.

6.16 Extensions of Time. Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

The Parties have caused the Stipulation to be duly executed and delivered by their counsel of record:

IT IS HEREBY AGREED by the undersigned as dated below.

DATED: April 15, 2009

Charles W. Whetstone, Jr.

Cheryl F. Perkins

Tom Young, Jr.

WHETSTONE, MYERS, PERKINS &

    YOUNG, LLC

P.O. Box 8086

601 Devine Street (In the Vista)

Columbia, South Carolina 29202

Telephone: (803) 799-9400

Facsimile: (803) 799-2017

BARROWAY TOPAZ KESSLER MELTZER &

    CHECK, LLP

Lee D. Rudy

Michael C. Wagner

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Facsimile: (610) 667-7056

Co-Lead Counsel for Lead Plaintiff

COUGHLIN STOIA GELLER RUDMAN &

    ROBBINS LLP

Travis E. Downs III

Kathleen A. Herkenhoff

Benny C. Goodman III

Mary Lynne Calkins

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: (619) 231-1058

Facsimile: (619) 231-1058

    -and-

John K. Grant

Shawn A. Williams

Monique C. Winkler

Aelish M. Baig

100 Pine Street, Suite 2600

San Francisco, CA 94111

Telephone: (415) 288-4545

Facsimile: (415) 288-4534

    -and-

Thomas G. Wilhelm

9601 Wilshire Blvd., Suite 510

Los Angeles, CA 90210

Telephone: (310) 859-3100

Facsimile: (310) 278-2148

    -and-

McCUTCHEN BLANTON JOHNSON

    & BARNETTE, LLP

William E. Hopkins, Jr.

1414 Lady Street

Post Office Drawer 11209

Columbia, SC 29211-1209

Telephone: (803) 799-9791

Facsimile: (803) 253-6084

Additional Counsel for Plaintiff Kinsel

DATED: April 15, 2009

Henry L. Parr, Jr.

Wallace K. Lightsey

Gregory J. English

David H. Koysza

WYCHE, BURGESS FREEMAN &

    PARHAM, P.A.

Post Office Box 728

Greenville, South Carolina 29602-0728

Telephone: (864) 242-8200

Facsimile: (864) 235-8900

Of Counsel:

Mary C. Gill

Kerry K. Vatzakas

ALSTON & BIRD LLP

One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 Telephone: (404) 881-7000 Facsimile: (404) 881-7777 Counsel for Nominal Defendant ScanSource, Inc.

DATED: April 15, 2009

Thomas W. Traxler

CARTER, SMITH, MERRIAM,

    ROGERS & TRAXLER, P.A.

900 East North Street

P.O. Drawer 10828

Greenville, SC 29603

Counsel for Defendants Steven H. Owings, Michael

L. Baur, Steven R. Fischer, and James G. Foody

Of Counsel:

Neil S. Lang

SUTHERLAND

1275 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2415

Telephone: (202) 383-0277

Facsimile: (202) 637-3593

Counsel for Steven H. Owings

Michael K. Lowman

JENNER & BLOCK LLP

601 Thirteenth Street, N.W.

Washington, D.C. 20005-3823

Telephone: (202) 639-6018

Facsimile: (202) 661-4977

Counsel for Steven R. Fischer and James G. Foody

Theodore I. Sonde

PATTON BOGGS LLP

2550 M Street, NW

Washington, D.C. 20037

Telephone: (202) 457-6334

Facsimile: (202) 457-6315

Counsel for Michael L. Baur

DATED: April 15, 2009

Beattie B. Ashmore

PRICE, ASHMORE & BEASLEY P.A.

644 East Washington Street

Greenville, SC 29601

Of Counsel:

Michael F. Flanagan

GIBSON, DUNN & CRUTCHER

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

Telephone: (202) 887-3599

Facsimile: (202) 530-9549

mflanagan@gibsondunn.com

Counsel for Jeffery A. Bryson

DATED: April 15, 2009

Mason A. Goldsmith, Esq.

LOVE, THORNTON, ARNOLD &

    THOMASON, P.A.

P.O. Box 10045

Greenville, SC 29603

Of Counsel:

Tony G. Powers

ROGERS & HARDIN LLP

2700 International Tower, Peachtree Center

229 Peachtree Street, N.E.

Atlanta, Georgia 30303-1601

Telephone: (404) 522-4700

Facsimile: (404) 230-0963

Counsel for John P. Reilly

DATED: April 15, 2009
Cheryl A. Lydon, Esq.

1529 Laurel Street Columbia, SC 29201 (803) 753-1592 Counsel for Robert S. McLain

EXHIBIT A

A.	Stock Option Grants

1.	The Board of Directors has implemented a new Equity Award Policy, which requires that annual grants of stock options be approved only at a meeting of the Compensation Committee, to be held each year on the same date as the annual shareholders meeting. All other Compensation Committee-approved stock option grants shall be made only at a meeting of the Compensation Committee during an open trading window for stock transactions.

2.	The Compensation Committee shall not delegate this authority, except that it may delegate within appropriate written guidelines to the Chief Executive Officer authority to grant stock options to newly hired or existing employees who are not Section 16 officers, but not to exceed 40,000 shares per year per employee without Compensation Committee approval. The written guidelines for the CEO delegated authority shall be approved by the independent directors compromising the Compensation Committee. The Compensation Committee shall be notified of any grants made by the CEO pursuant to the delegated authority. This delegation does not apply in the context of employees newly hired in connection with a merger or acquisition.

3.	The exercise prices of all stock options shall be at least 100% of the fair market value of the Company’s common stock on the date of grant. The date of grant for annual grants shall be on the day following each annual meeting of the Company’s shareholders or, in the absence of a reported sales date, the closing sales price on the immediately preceding date on which sales were reported.

4.	The Company’s Long Term Incentive Plan shall provide that all grants of stock options shall have a minimum vesting period of three (3) years, excepting for substitute Awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger, consolidation or acquisition of the former employing entity with the Company, awards based on performance criteria other than continued services, and awards granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of a participant’s death, Disability, or Retirement, or the occurrence of a Change in Control.

5.

Following the grant date, the listing and grant of equity awards approved shall not be subject to change. The Compensation Committee (or the CEO pursuant to delegated authority) shall notify the Administrative Officers within five (5) days following each stock option grant.

6.	The Company will modify its Equity Award Policy to provide that written documentation identifying grantees, amounts and effective date of grant shall be signed by members of the Compensation Committee within five (5) days of the grant. Signed documentation evidencing stock option grants shall be transmitted to the Company’s legal and accounting departments within seven (7) days of the grant.

7.	The Company has designated the General Counsel and Chief Financial Officer as bearing ultimate responsibility for overseeing the documentation of and accounting for, respectively, all stock options and other equity award grants, and for ensuring compliance with the Equity Award Policy for those items within their respective control.

8.	Management will assess annually the adequacy of the Company’s internal controls with regard to the financial reporting of stock option grants and shall report its assessment of the Company’s internal controls in the Company’s annual report on internal controls pursuant to Section 404 of the Sarbanes-Oxley Act.

9.	The Company will maintain all records sufficient to document all stock option grants until at least seven (7) years after the expiration of the pertinent stock options.

B.	Board of Directors

1.	Each independent director shall certify in writing that he or she is “independent” as defined by the SEC and Exchange rules and shall inform the Board of any change in his or her independent status.

2.	The Board of Directors will adopt a resolution to provide that directors shall be limited to serving on the boards of no more than four (4) public companies, including the Company. Absent extraordinary circumstances, each member of the Board shall use best efforts to attend each annual shareholder meeting in person.

3.	The Company will propose that the Board of Directors adopt a resolution requiring at least a majority of its members be independent as defined by the SEC and NASDAQ.

C.	Compensation Committee

The Compensation Committee shall establish a policy for determining executive compensation. At least every five (5) years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the

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Company’s executive compensation policies and procedures.

D.	Audit Committee

The Audit Committee will monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, including stock based compensation and legal compliance. Prior to releasing the year-end earnings, the Audit Committee will discuss the results of the audit with the independent auditors.

E.	Training

Under the direction of the Chief Financial Officer, ScanSource will establish training for personnel in areas associated with the stock option granting process:

1.	Covering (i) stock option and other equity award programs and related improvements to equity compensation controls, processes and procedures, (ii) accounting implications of equity award grants and (iii) legal and tax implications of equity award grants.

2.	Requiring that personnel responsible for stock option administration participate in training, including (i) CEO, (ii) finance department members involved in equity awards, (iii) stock option administration members and (iv) all new employees involved in the above-listed functions or roles.

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